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                            Fidelity Federal Bancorp
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                (Name of Registrant as Specified in Its Charter)


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                    [Letterhead of Fidelity Federal Bancorp]



Dear Shareholder:

         As disclosed in our press release of November 22, 1999, the Company's discussions with Mortgage Finance Acquisition Partners, L.P. ("MFAP"), an affiliate of Lincolnshire Equity Fund II, have terminated. As you will recall, the Company and MFAP had been discussing the sale of a number of shares to MFAP from the Company equal to approximately 51% of the Company's fully diluted common stock. At the time the 1999 Annual Report was printed, we anticipated that a definitive agreement regarding the proposed transaction would be signed in the near future. In connection with the proposed transaction, Messrs. Baugh, Doerter, and Cordingley had indicated that they would retire from the Board of Directors. As such, the Letter to Stockholders contained in the 1999 Annual Report makes certain references to these proposed changes in the Board of Directors. However, after termination of discussions with MFAP, both Mr. Baugh and Mr. Cordingley have currently agreed to continue their respective terms as a director.

         Mr. Doerter has continued to express his desire to retire at this time. Once again, we wish to thank Mr. Doerter for his past contributions over many years to Fidelity Federal Bancorp and United Fidelity Bank and wish him all the best in the future.





                                                         M. Brian Davis, CEO